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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 for the registration of 9,558 shares of Regis Corporation common stock of our report dated August 21, 1998 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of Regis Corporation, which is incorporated by reference in Regis Corporation's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report dated August 21, 1998, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                                /s/ PricewaterhouseCoopers LLP

                                                    PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
May 19, 1999